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                                                                    EXHIBIT 23.2

              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

Board of Directors and Stockholders
The Yankee Candle Company, Inc. and subsidiaries

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-76397 of The Yankee Candle Company, Inc. and subsidiaries ("Company") on Form S-1 of our report dated March 31, 1999 relating to the financial statements of the Company as of and for the year ending December 31, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audit of the financial statements referred to in our aforementioned report also included the financial statement schedule of the Company for the year ended December 31, 1998, included in Item 16(b). This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
May 19, 1999